Vivaldi Asset Management, LLC

Code of Ethics

As Required by Rule 204A-1 of the
Investment Advisers Act of 1940, and
Rule 17j-1 of the Investment Company Act of 1940

September 2014

FOR INTERNAL COMPANY USE ONLY; CONFIDENTIAL

Vivaldi Asset Management
ADVISER CODE OF ETHICS

TABLE OF CONTENTS

CODE OF ETHICS		1
I.	INTRODUCTION	1
II.	DEFINITIONS	1
III.	STANDARDS OF BUSINESS CONDUCT	1
IV.	PRE-CLEARANCE PROCEDURES	1
V.	PROHIBITED TRANSACTIONS	1
VI.	REPORTING OF PERSONAL SECURITIES TRANSACTIONS	1
A.	Initial Holdings Report	1
B.	Annual Holdings Report	1
C.	List of Brokerage Accounts; Duplicate Confirmations and Brokerage Account Statements	1
D.	Quarterly Transaction Reports	1
E.	Exceptions from Reporting Requirements	1
F.	Confidentiality of Reporting Under Code of Ethics	1
VII.	INSIDER TRADING	1
A.	Insider Trading Policy Statement	1
B.	What is Insider Trading?	1
C.	Who is an Insider?	1
D.	What is Material Information?	1
E.	What is Nonpublic Information?	1
F.	What are the Penalties for Insider Trading?	1
G.	Procedures Designed to Detect and Prevent Insider Trading	1
VIII.	POLICY ON GIFTS AND ENTERTAINING	1
A.	General Policy	1
B.	Giving and Accepting Gifts	1
C.	Entertainment	1
IX.	ADMINISTRATION OF THE CODE OF ETHICS	1
X.	CODE VIOLATIONS AND SANCTIONS	1
XI.	RECORDKEEPING AND REVIEW	1
XII.	CONFLICTS OF INTEREST	1

i

APPENDIX A
FORM OF COMPLIANCE CERTIFICATE	A1
APPENDIX B
Initial Certification of Compliance with Code of Ethics and initial holdings report	B1
APPENDIX C
annual certification of compliance with code of ethics and annual holdings report	C1
APPENDIX D
QUARTERLY TRANSACTION REPORT	D1
APPENDIX E
Preclearance form	E1
APPENDIX F
Conflicts Questionnaire supplement	F1
APPENDIX G
Political Contributions Policy	G1

ii

CODE OF ETHICS

I.	INTRODUCTION

This Code of Ethics and Insider Trading Policy (the “Code”) establishes the standards of conduct and professionalism expected of the Supervised Persons of Vivaldi Asset Management, LLC (“VAM”, the “Firm”, or the “Adviser”).  The Code is designed to:

A.	Educate Supervised Persons about the Firm’s expectations regarding the Supervised Person’s conduct and educate Supervised Persons about the laws and principles governing their conduct;

B.	Protect the Firm’s clients;

C.	Instill in Supervised Persons that they are fiduciaries, in a position of trust, and must act with complete propriety and in the best interests of the Firm’s clients at all times;

D.	Protect the interests of clients by deterring misconduct by Supervised Persons of the Firm;

E.	Protect the reputation of the Firm;

F.	Guard against violation of the securities laws; and

G.	Establish procedures for Supervised Persons to follow in order to comply with the fiduciary and ethical principles espoused by the Code.

H.
Ensure Employees must abide by the standards set forth in Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Rule 17j-1 under the Investment Company Act, as amended (the “Investment Company Act”).

II.	DEFINITIONS

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in VAM’s Investor Advisor Compliance Program (the “Program”).

Advisers Act means the Investment Advisers Act of 1940, as amended.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  Supervised Persons must provide a copy of their Automatic Investment Plan to the CCO and obtain approval prior to its institution.

Beneficial Ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Exchange Act.  Under Rule 16a-1(a)(2), beneficial owner means any person who, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect pecuniary interest in any security.  Although the list is not exhaustive, a Supervised Person would be the beneficial owner of the following:

A.	Securities held in the Supervised Person’s own name;

B.	Securities held with another in joint tenancy, as tenants in common, as tenants by the entirety or in other joint ownership arrangements;

C.	Securities held by a bank or broker as a nominee or custodian in the Supervised Person’s name or pledged as collateral for a loan; and

D.	Securities owned by a corporation, trust, partnership or other entity, which the Supervised Person controls, either directly or indirectly, or which is under the Supervised Person’s common control.

Business Contacts means other investment advisers and asset managers; brokers and securities salespersons; law firms; accounting firms; suppliers and vendors; and any other individual or organization with whom VAM has or is considering a business or other relationship, including members of the press and trade organizations.  For purposes of this Code, multiple individuals employed by the same entity shall be considered a single business contact.

Covered Securities refers to any security that a Supervised Person must report to the CCO and must disclose through the Firm’s compliance software system but for purposes of this Code will not include:

A.	Direct obligations of the U.S government;

B.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

C.	Shares issued by money market mutual funds;

D.	Shares issued by unaffiliated open-end mutual funds; and

E.	Shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated open-end mutual funds.

Exchange Traded Funds (“ETFs”) are not treated as covered securities UNLESS they consist of fewer than fifteen positions.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Federal Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, Title V of GLBA, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act of 1970, each as amended, as it applies to investment advisers, and any rules adopted by the SEC or the U.S. Department of the Treasury.

Gift includes the giving and receiving of gratuities, merchandise and the enjoyment or use of property or facilities for weekends, vacations, trips, dinners and the like, and may include transportation and lodging costs.

GLBA means the Gramm-Leach-Bliley Act.

Immediate Family means any of the following relationships sharing the same household:  child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, as well as minor children not sharing the same household (e.g., boarding school) or dependents not sharing the same household but over which a Supervised Person maintains beneficial ownership.

Initial Public Offering means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Investment Company Act means the Investment Company Act of 1940, as amended.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.  Securities issued by any private collective investment vehicle, commonly referred to as a hedge fund, are included within this term.

Pecuniary Interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.  An indirect pecuniary interest includes:

A.
Securities held by a member of a Supervised Person’s Immediate Family.  Supervised Person’s may request that a member of his or her Immediate Family be excluded from the reach of the Code by contacting the CCO and demonstrating why it would be appropriate.

B.	A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership.

C.	A person’s right to dividends that are separated or separable from the securities.

D.
A trustee’s pecuniary interest in securities holdings of a trust and any pecuniary interest of any immediate family member of such trustee (such pecuniary interest being to the extent of the beneficiary’s pro rata interest in the trust).

E.	A beneficiary of a trust if:

1.	The beneficiary shares investment control with the trustee (such pecuniary interest being to the extent of the beneficiary’s pro rata interest in the trust); or
2.	The beneficiary has investment control with respect to a trust transaction without consultation with the trustee.

F.	Remainder interests do not create a pecuniary interest unless the person with such interest has the power, directly or indirectly, to exercise or share investment control over the trust.

G.
A settlor or grantor of a trust if such person reserves the right to revoke the trust without the consent of another person, unless the settlor or grantor does not exercise or share investment control over the securities.

A shareholder will not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

Restricted List means the list of securities in which trading by Supervised Persons is prohibited, and also includes options or derivatives on such securities.

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Security generally will have the meaning set forth in Section 202(a)(18) of the Advisers Act, and includes:

A.	Any note, stock, treasury stock, security future, bond, debenture or evidence of indebtedness;

B.	Any certificate of interest or participation in any profit-sharing agreement;

C.	Any collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, or certificate of deposit for a security;

D.	Any fractional undivided interest in oil, gas or other mineral rights;

E.	Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities;

F.	Any put, call straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

G.
In general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase any of the foregoing.

Supervised Person means any partner, officer, director, manager or employee (other than employees with a purely clerical, administrative or support function, as determined by the CCO and notified to such employee in writing in advance), intern, temporary, and/or contract employee as applicable to VAM’s business, or other person occupying a similar status or performing similar functions for, the Firm, or any other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.  For the avoidance of doubt, outside consultants assisting the Firm are not considered Supervised Persons.  It is the CCO’s responsibility to identify all Supervised Persons under the Code and make them aware of their obligations under the Code.

III.	STANDARDS OF BUSINESS CONDUCT

VAM seeks to foster a reputation for integrity and professionalism.  The Firm views its reputation as a vital business asset and values the trust placed in it by its clients.  The Firm has adopted this Code to further protect its reputation and to ensure compliance with federal securities laws, as well as to meet the fiduciary duty owed to its clients.  As a fiduciary, the Firm has an affirmative duty of care, honesty, loyalty and good faith to act in the best interests of its clients.  VAM views its clients’ interests as of paramount importance and believes that its clients’ interests come before the Firm’s personal interests.  The Firm also strives to identify and avoid conflicts of interest, however such conflicts may arise.  All questions or comments regarding this Code should be directed to the CCO.

All Supervised Persons must comply with this Code, as well as with all applicable securities laws.  Supervised Persons must not, directly or indirectly:

A.	Employ any device, scheme or artifice to defraud a client or prospective client;

B.
Make to a client or prospective client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.	Engage in any act, practice or course of conduct that is fraudulent, deceptive or manipulative, including the making of statements that omit material facts;

D.	Knowingly buy or sell a security requiring pre-approval unless the transaction is pre-approved by the CCO or his designee;

E.	Use his or her position, or any investment opportunities presented by virtue of his or her position, to personal advantage or to the detriment of a client or prospective client;

F.
Provide any investment advice (i.e., advice as to the value of securities, or as to the advisability of investing in, purchasing or selling securities) or portfolio management services for compensation to any person, other than a VAM client, under any circumstances, unless such arrangement is disclosed to and approved by the CCO;

G.	Trade mutual fund shares after the close of trading (i.e., participate in “late trading”);

H.	Serve on the board of directors or creditor and investment committee of any organizations other than VAM without the prior approval of the CCO;

I.
Engage in “market timing” transactions involving mutual fund shares (i.e., attempt to gain short term profits from buying and selling mutual funds to benefit from the difference between the daily closing prices); or

J.	Enter an order or make an investment that anticipates (i.e., front runs) or competes with a fund order or investment.

IV.	PRE-CLEARANCE PROCEDURES

(A)	Obtaining Pre-Clearance.

Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section V below must be obtained from the Chief Compliance Officer, Compliance Director, or a person who has been authorized by the Chief Compliance Officer to pre-clear transactions.  Each of these persons is referred to in this Code as a "Clearing Officer."  A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such pre-clearance from another Clearing Officer.

Prior to requesting pre-clearance from a Clearing Officer, each Supervised  Person shall ask a Clearing Officer whether the applicable security is eligible for preclearance under this Code.  Upon receipt of the inquiry, the Clearing Officer or his designate will determine if a) VAM’s Clients have any open orders or pending transactions in that security; or b) the security is on the restricted list. If either of the preceding criteria apply, the Supervised Person will generally be ineligible for pre-clearance.

Pre-clearance requested by a Clearing Officer, should be reviewed and approved/disapproved by another Clearing Officer. It is prohibited for a Clearing Officer to approve their own personal securities transactions. In the event another Clearing Officer is not available to review and approve/disapprove a Clearing Officers pre-clearance; pre-clearance may be requested through Michael Peck, VAM President.

(B)	Time of Clearance.

(1)
A Supervised Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought.  It is not appropriate for a Supervised Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments.  Consistent with the foregoing, a Supervised Person may not simultaneously request pre-clearance to buy and sell the same Security.

(2)
Pre-clearance of a trade shall be valid and in effect only for the day for which it is given (if the security is thinly traded, pre-clearance is good for seven days); provided, however, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer.  Accordingly, if a Supervised Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

The Clearing Officer has discretion to either extend or lessen the time period that pre-clearance is valid.

(C)	Form.

Pre-clearance must be obtained in writing by completing and signing the form for Pre-clearance for Personal Securities Transactions ,attached as Appendix E, which form shall set forth the details of the proposed transaction, and obtaining the written approval (including by email) of a Clearing Officer.  The form is attached as Appendix E.  If the Supervised Person is an Advisory Person and is requesting approval to purchase or sell shares of a Client, the Supervised Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought.

(D)	Filing.

Copies of all completed pre-clearance forms shall be retained either electronically or at the Adviser in hard copy.

(E)	Factors Considered in Pre-Clearance of Personal Transactions.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.  Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(1)	Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; and

(2)	Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trust; and

(3)	Whether the transaction is likely to adversely affect the Adviser’s Clients.

(F)	Monitoring of Personal Transactions After Pre-Clearance.

After preclearance is given to a Supervised Person, the Chief Compliance Officer, Compliance Director, or his designate shall review on a test basis, each Supervised Person's transactions to ascertain whether pre-cleared transactions have been executed for the day of preclearance and whether such transactions were executed as required..

A Clearing Officer’s Transactions should be reviewed by another Clearing Officer on a test basis to ascertain whether pre-cleared transactions have been executed for the day of preclearance and whether such transactions were executed as required.

V.	PROHIBITED TRANSACTIONS1

A.
Neither Investment Personnel nor a Supervised Person may purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance and reports to the Adviser the information described in Section VI of this Code.

B.
A  Supervised Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (i) there is an open order at the Adviser to purchase or sell the security.

unless such Supervised Person:

a.	obtains pre-clearance of such transaction; and

b.	reports to the Adviser the information described in Section VI of this Code.

For purposes of administering this Code, Supervised Persons shall be presumed to have the requisite knowledge of the VAM Fund's transactions so as to require pre-clearance, regardless of whether such persons actually have such knowledge.  Accordingly, all Supervised Persons shall obtain pre-clearance of all transactions in Securities in accordance with this Section IV(B) except in the case of a transaction as to which one of the exceptions from pre-clearance set forth in Section IV(C) below applies.

1 The prohibitions of this Section V apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section V(C) is applicable.

C.	The prohibitions of this Section V do not apply to:

1)	Purchases that are made via an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

2)	Purchases and sales/redemptions of shares of registered, open-end mutual funds (other than shares of ETFs);

3)	Bank certificates of deposit and bankers' acceptances;

4)	Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

5)	U.S. Treasury obligations;

6)	Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

7)	Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

8)
Transactions in an account over which the Supervised Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Supervised Person who lives in the same household as the Supervised Person, absent a written determination by the Chief Compliance Officer to the contrary; and

9)	Transactions in Securities of a type that are not permissible investments for the Fund(s) or a Client.

VI.	REPORTING OF PERSONAL SECURITIES TRANSACTIONS

A.	Initial Holdings Report

Within 10 days of becoming a Supervised Person, every Supervised Person must submit a list of all brokerage accounts held by him or herself as well as accounts over which he or she maintains a beneficial interest.  The Information contained therein must be current as of a date no more than 45 days from the date he or she becomes a Supervised Person.  The Initial Holdings Report is attached as Appendix B.

B.	Annual Holdings Report

Annually, by January 30th of each year, each Supervised Person shall completed and submit to the Chief Compliance Officer an Annual Certification and Holdings Report on the form attached as Appendix C.  The information contained therein must be current as of a date no more than 45 days before the Annual Certification and Holding Report is submitted.

C.	List of Brokerage Accounts; Duplicate Confirmations and Brokerage Account Statements

Supervised Persons should submit a copy of their brokerage account statements directly to the CCO or Compliance Director.  Any time a Supervised Person opens a new brokerage account, he or she should send confirmation of the account and statements to the CCO.   The CCO’s brokerage account statements will be reviewed by a Clearing Officer..

D.	Quarterly Transaction Reports

1.
Within thirty (30) days after the end of each calendar quarter, each Supervised Person shall make a written report to the Chief Compliance Officer and/or Compliance Director of all transactions in Covered Securities occurring in the quarter in which he or she had any direct or indirect Beneficial Ownership.

Such report is hereinafter called a "Quarterly Transaction Report."

2.	Except as provided in Section VI(E), a Quarterly Transaction Report shall be on the form attached as Appendix D and must contain the following information with respect to each reportable transaction:

(i)	Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(ii)	Title (and as applicable, the exchange ticker symbol or CUSIP number), number of shares or principal amount of each Covered Security and the price at which the transaction was effected; and

(iii)	Name of the broker, dealer or bank with or through whom the transaction was effected; and

(iv)	The date the Supervised Person submitted the Quarterly Transaction Report.

3.
A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

E.	Exceptions from Reporting Requirements

1.
A Supervised Person need not submit an Initial Holdings Report, a Quarterly Transaction Report or an Annual Holdings Report with respect to any securities held in an account over which the Supervised Person does not exercise, directly or indirectly, any influence or control provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Supervised Person who lives in the same household as the Supervised Person, absent a written determination by the Chief Compliance Officer to the contrary.

2.	A Supervised Person need not submit a Quarterly Transaction Report with respect to any transaction effected pursuant to an Automatic Investment Plan.

3.
In lieu of submitting a Quarterly Transaction Report, a Supervised Person may arrange for the Chief Compliance Officer to be sent duplicate confirmations and statements for all accounts through which transactions in Securities in which the Supervised Person has any direct or indirect Beneficial Ownership are effected, so long as the Chief Compliance Officer receives the confirmation or account statements no later than thirty (30) days after the end of the calendar quarter.  However, a Quarterly Transaction Report must be submitted for any quarter during which the Supervised Person has acquired or disposed of direct or indirect Beneficial Ownership of any Covered Security if such transaction was not in an account for which duplicate confirmations and statements are being sent.  Supervised Persons who are associated persons of the Adviser and who provide duplicate confirmations and statements for their accounts to the Adviser will be deemed to satisfy the requirement to submit a Quarterly Transaction Report if such confirmations and statements reflect all transactions in Covered Securities required to be reported by them hereunder.  The Adviser shall deliver such confirmations and statements or analysis thereof to permit the Chief Compliance Officer to ascertain compliance with this Code.  Any Supervised Person relying on this Section VI(D)(E) shall be required to certify as to the identity of all accounts through which Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

4.
It is the responsibility of each Supervised Person to take the initiative to comply with the requirements of this Section VI.  Any effort by the Adviser, to facilitate the reporting process does not change or alter that responsibility.

F.	Confidentiality of Reporting Under Code of Ethics

The CCO and other designated compliance personnel receiving reports of Supervised Persons’ holdings and transactions under this Code will keep such reports confidential, except to the extent that the CCO and designated compliance personnel are required to disclose the contents of such reports to regulators.

VII.	INSIDER TRADING

A.	Insider Trading Policy Statement

VAM seeks to foster a reputation for integrity and professionalism.  That reputation is a vital business asset.  To further that goal, this Code implements procedures to deter misuse of material nonpublic information in securities transactions.  Accordingly, VAM forbids Supervised Persons and members of their immediate family from trading, either personally or on behalf of others, while in possession of material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is referred to as insider trading, and the policy prohibiting insider trading applies to every Supervised Person and extends to activities within and outside their duties at the Firm.

Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose a Supervised Person to stringent penalties.  Criminal sanctions may include a fine of up to $1,000,000 and/or 10 years imprisonment.  The SEC can recover profits gained or losses avoided through trading on inside information, they can impose a penalty of up to three times the illicit windfall, and they can issue an order barring a Supervised Person from the securities industry.  A Supervised Person may also be sued personally by investors seeking to recover damages for insider trading violations.

B.	What is Insider Trading?

The term insider trading is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities, whether or not one is an insider, or to the communication of material nonpublic information to others.  The law generally prohibits:

1.	Trading by an insider while in possession of material nonpublic information;

2.
Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

3.	Communicating material nonpublic information to others.

C.	Who is an Insider?

The concept of insider is broad.  It includes officers, directors, managers and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others: a company’s attorneys; accountants; consultants; bank lending officers; and the employees of such organizations.  Sitting on the board of an issuer could cause Supervised Persons to be deemed temporary insiders of the company of the board on which the Supervised Person sits.  In addition, the Firm may become a temporary insider of a company that it advises, for which it performs other services, or in which it is considering an investment or acquisition.

D.	What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  Material information is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  No simple test exists to determine when information is material.  Assessments of materiality involve a highly fact-specific inquiry.  Supervised Persons should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations.  The SEC has stated that advance information about the following is generally considered to be material:

1.	Earnings information;

2.	Mergers, acquisitions, tender offers, or developments regarding customers or suppliers (i.e., the acquisition or loss of a contract);

3.	Changes in control or in management;

4.	Changes in auditors, or auditor notification that the issuer may no longer rely on an auditor’s audit report;

5.
Events regarding the issuer’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities); and

6.	Bankruptcies or receiverships.

Material information also may relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

Material information does not have to relate to a company’s business.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.

E.	What is Nonpublic Information?

Information is nonpublic until it has been effectively disseminated broadly to investors in the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones news wire, Bloomberg, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

F.	What are the Penalties for Insider Trading?

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

1.	Civil injunctions;

2.	Treble damages;

3.	Disgorgement of profits;

4.	Jail sentences;

5.	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

6.	Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition to the above, violations of VAM’s insider trading policy can also result in internal discipline, including censure, dismissal of the person or persons involved and any other legal action.

G.	Procedures Designed to Detect and Prevent Insider Trading

1.	Identifying Insider Information

Before trading securities, a Supervised Person should ask him or herself the following questions regarding information in his or her possession:

a.	What was the source of the information? Consider carefully whether the information was obtained from any insiders, including any temporary insiders.

b.	What is the nature of the information? Does it involve a tender offer?

c.
Is the information material?  Is this information that an investor would consider important in making his or her investment decision?  Is this information that would substantially affect the market price of the security if generally disclosed?

d.
Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?  Has the information been effectively communicated to the marketplace by being filed with the SEC or the subject of an issuer press release?

If, after consideration of the above, any Supervised Person believes that the information is material and nonpublic, or if a Supervised Person has questions as to whether the information is material and nonpublic, he or she should take the following steps:

a.	Report the information and proposed trade immediately to the CCO;

b.	Refrain from any purchase or sale of such security in question on behalf of not only the Supervised Person, but also of others, including family members; and

c.	Do not further communicate the information inside or outside VAM other than to the CCO.

After the CCO has reviewed the issue, the Supervised Person will be instructed to either continue the prohibitions against trading and communication because the CCO has determined that the information is material and nonpublic (in which case the security will be added to the Restricted List), or he or she will be allowed to trade the security and communicate the information.

2.	Restricted Access to Material Nonpublic Information

Information in a Supervised Person’s possession that is identified as material and nonpublic may not be communicated to anyone outside of VAM and should only be communicated within VAM to those personnel who have a reasonable business need to know such information and understand that such information is governed by this Policy.  In addition, care should be taken so that such information is secure.  For example, Supervised Persons should adhere to the following procedures:

a.
Files containing material nonpublic or sensitive information should be handled with care.  Such information should not be left lying in conference rooms or left out in offices or on desks but rather should be locked in file drawers or cabinets overnight or during an absence from the office.  Additionally, such sensitive information stored in computer systems and other electronic files should be kept secure and password protected.

b.
Appropriate controls for the reception and oversight of visitors to sensitive areas should be maintained.  For example, visitors should be accompanied while in VAM’s offices and should not be left unattended in areas where access to nonpublic information or recommendations may be obtained.

c.	Document control procedures, such as numbering counterparts and recording their distribution, and shredding papers containing material nonpublic information should be used where appropriate.

d.	Business conversations should be avoided in public places, such as elevators, hallways, restrooms and public transportation or in any other situation where such conversations may be overheard.

3.	Rumor Control

VAM strictly prohibits the use or misuse of false rumors.  Supervised Persons should be aware that all company emails may be monitored for inappropriate or illegal communications, including the creation or dissemination of false market or securities related rumors.

4.	Restricted List

VAM will maintain a Restricted List.  The Restricted List includes securities about which the Firm or its Supervised Persons may have material nonpublic information and any options or derivatives on such securities.  Supervised Persons should review the Firm’s Restricted List prior to entering any buy or sell of public securities.  The securities of any company included on the Restricted List generally may not be purchased or sold by any Supervised Person.  A Supervised Person wishing to trade a security on the Restricted List should contact the CCO.  However, trading approval from the CCO is rare in situations when a security has been placed on the Restricted List.

VIII.	POLICY ON GIFTS AND ENTERTAINING

A.	General Policy

Supervised Persons should be sensitive to potential conflicts of interests when giving or receiving gifts or in entertaining business clients.  Supervised Persons and members of their immediate families should not accept from, nor give to, an individual or organization with whom the Firm has a current or potential business relationship gifts, gratuities or other items of value which might in any way create a conflict of interest, violate applicable laws or which would be likely to influence decisions made by Supervised Persons in business transactions involving the Firm.

Occasional dinners, sporting events, concerts, or customary entertainment events and other activities which are part of a business relationship are permissible, provided that the value of the item is consistent with customary business entertainment and not likely to raise a conflict of interest, violate applicable law or which would be likely to influence decisions made by a Supervised Person with respect to VAM’s business.  Further, personal relationships with Business Contacts may lead to gifts and entertainment that are offered on a friendship basis and are perfectly proper.

B.	Giving and Accepting Gifts

Supervised Persons should use good judgment to avoid any gifts that place the Firm in a difficult, embarrassing or conflict situation.  Supervised Persons may give gifts to and receive gifts from Business Contacts, provided that the aggregate value of the gifts is not excessive, as determined by the CCO.  Supervised Persons should notify the CCO once the aggregate value of gifts given or received in a calendar year reaches $500.  Only gifts that are not part of a normal business relationship and that are in excess of $250 need to be approved by the CCO prior to giving, and reported to the CCO after receipt.  Gifts that are of nominal value (i.e., under $250) do not need to be reported, nor do gifts that are a normal part of a business relationship.  However, as noted above, if a Supervised Person gives or receives gifts in the aggregate of $500 per calendar year, the Supervised Person should notify the CCO.  Supervised Persons should not accept tickets, cash, cash equivalents or other gifts from a Business Contact that occur on a regular or on-going basis.  Any questions about the propriety of giving or accepting a gift should be directed to the CCO.

C.	Entertainment

Business entertainment includes any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, including entertainment offered in connection with an educational event or business conference.  Incidental transportation offered in connection with business entertainment may also be considered business entertainment.  Any questions about the propriety of business entertainment should be directed to the CCO.

IX.	ADMINISTRATION OF THE CODE OF ETHICS

The Firm will provide all Supervised Persons with a copy of this Code and with any amendments.  Each Supervised Person must provide the CCO with a written acknowledgement of his or her receipt of the Code and any amendments.  Each Supervised Person must report violations of this Code promptly to the CCO if he or she has any reason to believe he or she may have failed to comply with (or has become aware of another person’s failure to comply with) any of the policies and procedures set forth in this Program).  It is a fundamental business priority of VAM that VAM personnel cooperate in ensuring not only literal compliance with all required policies and procedures but also in fostering a comprehensive “culture of compliance.”

In order to promote the reporting of violations, this may be done anonymously through depositing a written description of the incident in question to the CCO or by mailing such description to the CCO.  No VAM personnel will be penalized in any respect for reporting a violation or suspected violation even if no violation in fact has occurred.

Additionally, in order to detect possible insider trading violations, the CCO will regularly review reports comparing the Firm’s Restricted List against trading by Supervised Persons in their personal brokerage accounts.

The CCO may, under circumstances that he deems appropriate and not opposed to the interests of the Firm’s clients, create exceptions to requirements under this Code that are not expressly mandated under the federal securities laws.

The CCO will retain documentation of all exceptions to the Code of Ethics, including a reason for the exception.

X.	CODE VIOLATIONS AND SANCTIONS

Strict compliance with the rules in this Code is required.  Supervised Persons should seek advice from the CCO whenever uncertainty exists about their obligations under this Code.

Supervised Persons should report any violation or suspected violation of this Code promptly to the CCO.  Any violation or suspected violation involving the CCO should be brought to the attention of Mr. Peck.  The CCO will inquire on an annual basis whether a Supervised Person has reason to believe that another Supervised Person or employee is in material breach of the Firm’s Policies and Procedures.  No Supervised Person who makes a good faith report or who cooperates in good faith with the Firm’s investigation shall be subject to retaliation, including harassment or any adverse consequences, as a result of making a report.  Supervised Persons should also inform the CCO upon receipt of any regulatory requests for information as part of an investigation or an inquiry.  The CCO will investigate all reported violations or potential violations and make a recommendation as to his findings.

Sanctions for violations of this Code may include, but are not limited to:  a letter of censure or suspension; a verbal warning or censure; disgorgement; and/or termination of employment.  Violations of this Code could also result in criminal penalties, civil liabilities, or both.

XI.	RECORDKEEPING AND REVIEW

The Firm will retain records relevant to this Code for a period of five years following the end of the fiscal year during which the last entry was made on such record, the most recent two years on-site.  The Chief Compliance Officer shall maintain all records in accordance with Rule 17j-1 under the Investment Company Act and Rules 204A-1 and 204-2 under the Advisers Act.  In particular, the CCO will maintain the following records:

A.	A copy of the current Code as well as copies of Codes that were in effect at any time within the past five years;

B.	Records of violations of the Code, if any, including records of the actions taken subsequent to such violations;

C.
Signed acknowledgements from each person who is currently, or was at some point during the past five years, subject to the Code.  This acknowledgement will represent an obligation to adhere to the standards and provisions set forth in the Code;

D.	A record of the names of all persons who were Supervised Persons at any time within the past five years;

E.	A record of each transaction and holding report made by a Supervised Person, and, if applicable, all brokerage account statements received by the Firm for a Supervised Person;

F.	A record of any decision, and the reason therefor, to permit an investment by a Supervised Person in an Initial Public Offering or Limited Offering;

G.	A copy of all annual compliance reports prepared by VAM’s Chief Compliance Officer to each registered fund client’s Chief Compliance Officer and its Board of Trustees as described below; and

H.	A log of all political contributions.

The CCO will review this Code and its operation annually, and may make any amendments as a result of that review.  The CCO also may make material amendments to the Code at any time during the calendar year.  Any amendments or modifications to the Code will be promptly distributed or otherwise communicated to all Supervised Persons.

All information supplied under these procedures, including transaction and holdings reports (initial, quarterly and annual reports), will be reviewed by the CCO for compliance with these policies and procedures.  The CCO will review all account statements and reports within 30 days after receipt. Such review shall:
•	address whether Supervised Persons followed internal procedures, such as pre-clearance;
•	compare Supervised Person transactions to any restrictions in effect at the time of the trade, including securities on the Restricted List; and
•	periodically analyze the Supervised Person’s overall trading for patterns that may indicate abuse.

The CCO will document such review by initialing Supervised Person statements or otherwise indicating the statements that have been reviewed and will maintain copies of all reports and account statements received.

In addition, on a periodic basis, but not less than annually, VAM’s Chief Compliance Officer shall prepare a written report to each registered fund client’s Chief Compliance Officer and its Board of Trustees setting forth the following:

a.)
A description of any issues arising under the Code or underlying procedures since the last report to the Board including, but not limited to, information about material violations of the Code or underlying procedures and sanctions imposed in response to the material violations.

b.)	A certification on behalf of VAM that VAM has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code;
c.)	A summary of existing procedures concerning personal investing and any changes in procedures made during the past year

XII.	CONFLICTS OF INTEREST

Every employee shall notify the CCO of any business, family, or personal relationship or dealing with a client, service provider, or any other person that may present the employee or the Firm with an actual or potential material conflict of interest.  The CCO will maintain records of any conflicts of interest reported by employees or that are otherwise applicable to the Firm as determined by Firm management.  Supervised Persons are required to complete VAM’s Conflicts Questionnaire at least annually, attached as Appendix F.

Executive Officers of VAM who are investment professionals to a series of the Advisors Series Trust shall not serve as a director or member of an advisory board of a company that is held as an investment in such series of the Trust. For example, VAM’s CIO would not be permitted serve on the Board of Google, if Google were a position held in the Orinda Funds. In addition, VAM would not be permitted to invest in a company whereby a VAM Executive Officer also serves on the Board of such company.

APPENDIX A
FORM OF COMPLIANCE CERTIFICATE
VIVALDI ASSET MANAGEMENT LLC

To the Chief Compliance Officer:

I,                                                                               , have received a copy of the Firm’s Compliance  Manual and Code of Ethics, together with all amendments and supplements (collectively, the “Compliance Manual”) and certify to the Firm as follows:

(1)  I have read and understand the Compliance Manual and Code of Ethics and recognize that I am subject to it;

(2)  I have complied with the requirements of the Compliance Manual and Code of Ethics and will continue to comply with it;

(3)  I have reported and will continue to report all information required to be reported pursuant to the Compliance Manual and Code of Ethics;

(4)    I understand and agree to comply with the Compliance Manual and Code of Ethics, and acknowledge and agree that my failure to comply with such policies and procedures may result in my discipline or dismissal and/or other penalties as described in the Policy;

(5)  I also certify that I have not engaged in any illegal activity nor do I have any disciplinary history in the financial services industry;

(6)  I have disclosed all outside business activities and outside business affiliations upon accepting employment at the Adviser and I update this annually as needed; and

(7)  I agree to follow the confidentiality and security standards for handling VAM and VAM’s Client’s information outlined in the Compliance Manual and Code of Ethics.

Name (Please Print):

Signature:

Date: ______________________________________

A-1

APPENDIX B
Initial Certification of Compliance with Code of Ethics
and initial holdings report
Vivaldi Asset Management LLC

I have read and I understand the Code of Ethics of Vivaldi Asset Management (the "Code").  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

I certify that I have listed below: (1) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of the day I became a Supervised Person; and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Initial Holdings Report.  In lieu of listing all transactions in Covered Securities required to be reported by the Code, pursuant to Section V(A) of the Code, check the box below, “See Attached Brokerage Statement(s).”

Title and Type of Covered Security	Exchange Ticker Symbol or CUSIP Number (as Applicable)	Number of Shares	Principal Amount

☐ See Attached Brokerage Statement(s)

Brokerage Accounts:  Please list all accounts over which you or a household member has beneficial ownership.

Employee Name	Account Type	Brokerage Firm	Account Number

Date Submitted:                                                                                                   Print Name:

Signature:

B-1

APPENDIX C
annual certification of compliance with code of ethics
and annual holdings report
Vivaldi Asset Management LLC

I have read and I understand the Code of Ethics of Vivaldi Asset Management (the "Code").  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.  I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.  I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transaction Reports that I have submitted to the Chief Compliance Officer or in confirmations and statements for each account through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, that have been sent to the Chief Compliance Officer.

I certify that I have listed below: (1) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Annual Holdings Report.  In lieu of listing all transactions in Covered Securities required to be reported by the Code, pursuant to Section VI(C) of the Code, check the box below, “See Attached Brokerage Statement(s).”

Title and Type of Covered Security	Exchange Ticker Symbol or CUSIP Number (as Applicable)	Number of Shares	Principal Amount

☐ See Attached Brokerage Statement(s)

Brokerage Accounts:  Please list all accounts over which you or a household member has beneficial ownership.

Employee Name	Account Type	Brokerage Firm	Account Number

Date Submitted:                                                          Print Name:

Signature:

C-1

APPENDIX D
QUARTERLY TRANSACTION REPORT
Vivaldi Asset Management LLC

For the Calendar ____ Quarter Ended:  ______________, 20__

To:	Chief Compliance Officer

A.           Securities Transactions.  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Section VI(B) of the Code of Ethics. (If no such transactions took place write "NONE".) In lieu of listing all transactions in Covered Securities required to be reported by Section VI(B) of the Code,  check the box below, “See Attached Brokerage Statement(s).”

Title of Security	CUSIP Number	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

☐See Attached Brokerage Statement(s)

B.         New Brokerage Accounts.  During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank                                                                Date Account Was Established

C.           Other Matters.   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ____________________                                                                                 Signature: ________________________

                          Print Name: _______________________

D-1

APPENDIX E
Preclearance form
Vivaldi Asset Management LLC

IMPORTANT NOTES:  (1) Open ended Mutual Fund need not be pre-cleared, and Exchange Trade Funds (ETFs) must be pre-cleared; (2) Relevant transactions by family members or other covered accounts must also be pre-cleared and (3) pre-clearance approval is good for the day of pre-clearance only; for ‘thinly traded’ securities, pre-clearance is good for 7 days.  If thinly traded, please indicate in Section One below.

Section One:  To Be Completed by Employee Requesting Pre-clearance
Employee Name:	_________________________________________
Date:	_________________________________________
Time:	_________________________________________
Name of Security that Employee is Requesting Preclearance to Trade:	_________________________________________
☐ Thinly Traded?	_________________________________________
Brokerage Account for Trade (last four digits):	_________________________________________
Employee Signature*:	_________________________________________

*If sending a Word Version, your typed name constitutes as your signature.

Section Two:  Pre-clearance to Trade

☐ I certify that I have confirmed with a Clearing Officer (or if other Adviser personnel state here:____________________ ) that there is not an open order at the Adviser to purchase or sell this security and that I have no knowledge of any intent by the Adviser to purchase or sell such security.

☐  I certify that I have confirmed with the Clearing Officer (or if other Adviser personnel state here:____________________) that this holding is not on the Adviser’s Restricted List.

The employee may trade the security after both (a) submitting this Form (either electronically or in hard copy); and (b) the Chief Compliance Officer (CCO), Director of Compliance, or  designee has given pre-clearance by e-mail or other written communication.

PLEASE RETURN A WORD VERSION OR PDF FORM TO:

Ryan Weber		Randal Golden
Director of Compliance		Chief Compliance Officer
Vivaldi Asset Management, LLC	-and-	Vivaldi Asset Management, LLC
(T) 847.386.2901		(T) 847.386.2907
rweber@vivaldicap.com		rgolden@vivaldicap.com

APPENDIX F
Conflicts Questionnaire supplement
Vivaldi Asset Management LLC

Vivaldi Asset Management, LLC  is required to monitor Associated Person, who are employees circumstances that pose a potential conflict with our management of the Client accounts.  Please complete this questionnaire and disclose the required information, at least annually.  If during the year, your activities or associations change in a way that would change your responses, you must promptly notify the Compliance Officer of such change(s).

A.
Please disclose the requested information for any entity (including any commercial business or not-for-profit organization) other than the Firm in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director or general partner; or (4) provide any advice about investments.

Name of Entity:	Nature of Affiliation or Title:	Public Company
1. ___________________________________________________	__________________________________________________________________	Yes/No
2. ___________________________________________________	__________________________________________________________________	Yes/No
3. ___________________________________________________	__________________________________________________________________	Yes/No
4. ___________________________________________________	__________________________________________________________________	Yes/No
5. ___________________________________________________	__________________________________________________________________	Yes/No

                 None ___________

B.
Please disclose whether your spouse or any immediate family member (including your parents, child or siblings) currently conducts business or works for an entity that conducts business with the Firm or is involved in or works for a securities-related business (e.g. an investment adviser, broker-dealer, or bank).

Describe:

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

None ___________

C.	Please disclose whether your spouse or any immediate family member (including your parents, children or siblings) currently works for a public company.

Describe:

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

None ___________

Please note that these questions are intended to be broad in scope.  If you have any question as to whether any particular arrangement or relationship should be disclosed on this form, please consult the Compliance Officer.

Signature:
Print Name:
Date:

APPENDIX G
Political Contributions Policy
Vivaldi Asset Management LLC

I.	INTRODUCTION

The United States Securities and Exchange Commission (the “SEC”) has adopted rules under the Investment Advisers Act of 1940 (“the Advisers Act”) to address the practice known as “pay to play,” where investment advisers seek to influence the award of advisory business by making or soliciting political contributions to candidates charged with awarding such business.  Advisers Act Rule 206(4)-5 makes it unlawful for an investment adviser and its covered associates to coordinate, or to solicit any person (including a political action committee) to make, any: (i) contribution to an official of a government entity to which the investment adviser is providing or seeking to provide investment advisory services; or (ii) payment to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.  Consequences for making a prohibited contribution include a two-year time out on conducting compensated advisory business with the government client.

Rule 206(4)-5 is limited to Contributions (as defined herein in Section II) to Political Officials (as defined herein in Section II) of government entities who can influence the hiring on an investment adviser in connection with money management mandates.  An investment adviser would be considered seeking to provide advisory services to a government entity when it responds to a request for proposal, communicates with a government entity regarding that entity’s formal selection process for investment advisers, or engages in some other solicitation of investment advisory business of the government entity.

An adviser with no government clients or investors does not have to require employees to report their political contributions.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in VAM’s Investor Advisor Compliance Program.

II.	DEFINITIONS

CCO means Vivaldi Asset Management LLC’s Chief Compliance Officer.

Contribution means (i) a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election; and (ii) inaugural expenses incurred by a successful candidate for state or local office.  The SEC does not consider a donation of time by an individual to be a contribution, provided that the adviser has not solicited the individual’s efforts and the adviser’s resources, such as office space and telephones, are not used.  Charitable contributions made by an investment adviser to an organization that qualifies for an exemption from federal taxation under the Internal Revenue Code are not considered to be a Contribution.

Covered Associate of an investment adviser is defined as (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by the investment adviser or by any of its covered associates. For purposes of this manual, all VAM employees are deemed to be Covered Associates.

Executive Officer includes:  (i) the president; (ii) any vice president in charge of a principal business unit, division or function (such as sales, administration or finance); (iii) any other officer of the investment adviser who performs a policy-making function; or (iv) any other person who performs similar policy-making functions for the investment adviser.  Whether someone is an executive officer depends on his or her function, not title.  Basically all senior management are Executive Officers.

Political Official means political candidates, successful candidates and officials of any state or locality.  This includes federal officials running for state or local office and state and local officials running for federal office.

III.	CONTRIBUTIONS AND PAYMENTS

A.	Preapproval

Covered Associates (defined above as all VAM Supervised Persons) must obtain pre-approval from the CCO before making a Contribution to a Political Official, a political action committee, or a political party.  The Firm will only approve a de minimis Contribution (see below) to any candidate, either a Political Official or any other candidate running for federal office, made at the request of another individual or organization.

While a direct Contribution to a Political Official violates the pay to play rules, a direct Contribution to a political party by an adviser or its covered associates would not violate the rules, unless the contribution was a means for the adviser to do indirectly what the rule would prohibit if done directly.  For example, a Contribution or Payment to a political party that was earmarked or known to be provided for the benefit of a particular government official would be a violation the rules.

B.	De Minimis Exception

A Covered Associate is entitled to contribute $350 per election to each candidate for whom he or she is entitled to vote, and $150 per election to all other candidates.  A primary and general election are considered to be separate elections under the rules.  Despite the de minimis exception, Covered Associates must still obtain pre-approval prior to making any and all Contributions or Payments of any amount.

C.	Return Contribution Exception

The SEC also allows an exception to the rules for an adviser who discovers an inadvertent Contribution to a Political Official for whom the Covered Associate making the Contribution is not entitled to vote.  The Contribution must not, in the aggregate, exceed $350 to any one Political Official, per election.  Additionally, the adviser must have discovered the Contribution within four months of the date of such Contribution, and within 60 days of learning of the triggering Contribution, the contributor must obtain the return of the Contribution.  The rule limits such exception to no more than one returned contribution for each Covered Associate, regardless of the time period, and no more than two returned contribution for the Firm per 12-month period.

D.	Commission Application to Cure a Contribution or Payment

Another exception allows an adviser to apply to the SEC for an order exempting it from the two-year compensation ban for situations of an inadvertent violation.  For example, if a disgruntled employee makes a Contribution of greater than $350 to a Political Candidate upon exiting the firm, the firm may apply to the SEC for an order curing the Contribution.

E.	Look Back

The rule attributes to an adviser contributions made by a person within two years, or in some cases, six months, of becoming a Covered Associate of the Firm.  In other words, when an employee becomes a Covered Associate, the Firm must look back in time to that employee’s Contributions to determine whether the time out applies to the Firm.  Generally, Rule 206(4)-5(b)(2) requires a two-year look back for Covered Associates who solicit clients on behalf of the Firm, and a six-month look back for Covered Associates that do not solicit clients.  If an adviser hires a Covered Associate who made a Contribution to a Political Official and that Political Official is involved in the awarding of advisory business to the adviser, the adviser would have to take a two-year time out on receiving compensation from that advisory client.

IV.	SOLICITORS

An adviser may continue to use the services of a third party solicitor to solicit government clients for the Firm, but under the new rules, the solicitor must be registered with the SEC as either a broker-dealer or an investment adviser.

V.	RECORDKEEPING

An investment adviser is required to maintain certain records that allow the SEC to ensure the adviser’s compliance with the new rule.  Specifically, the SEC requires that investment advisers maintain the following records relating to political Contributions and payments:

A.
Records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment, and whether a contribution was subject to Rule 206(4)-5’s exception for certain returned contributions.

B.
A list of covered associates (including name, title, business and residential address) and the government entities to which the adviser has provided advisory services in the past five years (but not before the effective date of March 14, 2011).

C.	A list of the name and business address of all solicitors.

D.	A list of payments to political action committees, including how the collected funds would be used.